UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2025

LEE ENTERPRISES, INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-6227	42-0823980
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4600 E. 53rd Street,

Davenport, Iowa 52807

(Address of Principal Executive Offices)

(563) 383-2100

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	LEE	The Nasdaq Global Select Market
Preferred Share Purchase Rights	LEE	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On December 30, 2025, Lee Enterprises, Incorporated (the “Company”) entered into a stock purchase agreement (the “Purchase Agreement”) with David Hoffmann (the “Anchor Investor”) and certain additional investors (the “Other Investors” and, together with the Anchor Investor, the “Investors”), pursuant to which the Company agreed to issue and sell to the Investors in a private placement (the “Private Placement”) an aggregate of 15,384,615 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a purchase price of $3.25 per share. The aggregate gross proceeds from the Private Placement are expected to be approximately $50.0 million, before deducting offering expenses. The Company expects to use the net proceeds for working capital and for other general corporate purposes.

Pursuant to the terms of the Purchase Agreement, the Company has agreed to hold a special meeting of stockholders (the “Special Meeting”) as promptly as reasonably practicable to obtain stockholder approval of (i) the proposed issuance of the Shares in the Private Placement for the purposes of Nasdaq Listing Rule 5635(b) and 5635(d) and (ii) a proposal to amend the Company’s amended and restated certificate of incorporation (the “Charter Amendment”) to increase the number of shares of Common Stock authorized for issuance from 12,000,000 shares to 40,000,000 shares (such proposals, the “Transaction Proposals” and the approval thereof, the “Stockholder Approval”). The Private Placement is expected to close (the “Closing”) in the first quarter of 2026, following the receipt of Stockholder Approval.

The Purchase Agreement contains customary representations, warranties and agreements of the Company and the Investors. The Investors have also agreed to a lock-up with respect to the Shares for a period of 180 days and standstill period of twelve months, subject to certain exceptions. With respect to the standstill, certain Investors are each able to purchase up to 600,000 shares of Common Stock during the standstill period.

Pursuant to the Purchase Agreement, upon the Closing, the size of the board of directors of the Company is expected to be automatically increased from nine to ten members. Following such increase, the Anchor Investor will have the right to designate for nomination or otherwise appoint one individual (the “Anchor Designee Director”) to serve on the Company’s board of directors. The Anchor Investor is expected to be the Anchor Designee Director and is expected to be appointed as the Chairperson of the board of directors. In addition, one individual who is mutually agreeable to the Anchor Investor and the Company is expected to be designated for nomination or otherwise appointed to serve on the Company’s board of directors.

The Private Placement is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and in reliance on similar exemptions under applicable state laws. The Company is relying on this exemption from registration based in part on representations made by the Investors. At the time of issuance, the Shares will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (the “SEC”) or an applicable exemption from the registration requirements. Neither this Current Report on Form 8-K nor the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy the securities described herein.

The Closing is subject to certain closing conditions, including but not limited to: (i) the absence of any injunction or order preventing the Private Placement and the other transactions and actions contemplated by the Purchase Agreement; (ii) the receipt of Stockholder Approval; (iii) the effectiveness of the Charter Amendment; (iv) the approval for listing of the Shares by the Nasdaq Global Select Market; (v) the execution and delivery of the Registration Rights Agreement (as defined below); and (vi) the effectiveness of the Credit Agreement Amendment (as defined below) which was executed concurrently with the Purchase Agreement.

The Purchase Agreement may be terminated under certain circumstances prior to the Closing, including, but not limited to: (i)  by mutual written agreement of the Company and the Anchor Investor, (ii) by the Company or the Anchor Investor upon a material and uncured breach; (iii) by the Company, at its option, upon receipt of a Superior Proposal (as defined in the Purchase Agreement), compliance with the Anchor Investor’s matching rights and payment to the Anchor Investor a termination fee of $2.5 million; (iv) by the Company or the Anchor Investor upon the failure of the other party to consummate the Private Placement within three business days of the satisfaction or waiver of all conditions to Closing; and (v) by the Company or the Anchor Investor if the Closing has not occurred by April 30, 2026.

The Company has also agreed to reimburse the Anchor Investor for up to $2.0 million in expenses. At the Anchor Investor’s option, the Anchor Investor’s expenses may be reimbursed in shares of Common Stock at a price of $3.25 per share.

A copy of the Purchase Agreement is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Purchase Agreement is qualified in its entirety by reference thereto.

The Purchase Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Purchase Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. Accordingly, the representations and warranties in the Purchase Agreement should not be relied upon as characterizations of the actual state of facts about the Company or the Investors.

Registration Rights Agreement

Pursuant to the terms of the Purchase Agreement, at or prior to the Closing, the Company and the Investors will enter into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company will agree to provide certain customary registration rights, including the registration of the Shares for resale. The Company is required to use commercially reasonable efforts to file a registration statement with the SEC covering the resale by the Investors of their Shares within 60 days following the Closing.

The form of Registration Rights Agreement is filed with this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference. The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference thereto.

Voting Agreements

Concurrently with the execution of the Purchase Agreement, each Investor and each member of the board of directors of the Company entered into a voting agreement (collectively, the “Voting Agreements”), providing among other things, that such directors and investors will vote all of their shares of Common Stock, among other things: (i) in favor of each Transaction Proposal and (ii) in favor of the approval of any proposal to adjourn or postpone the Special Meeting to a later date if there are not sufficient votes present for there to be a quorum or for the adoption of the Private Placement on the date on which such meeting is held, or if the Company proposes or requests such adjournment or proposal, in each case, in accordance with the Purchase Agreement.

The form of Voting Agreement is filed with this Current Report on Form 8-K as Exhibit 10.3 and is incorporated herein by reference. The foregoing description of the Voting Agreements is qualified in its entirety by reference thereto.

Executive Retirement and Transition Agreement

Concurrently with the execution of the Purchase Agreement, Kevin Mowbray, the Company’s President and Chief Executive Officer, entered into an agreement with the Company (the “Retirement and Transition Agreement”) which sets forth the terms of Mr. Mowbray’s voluntary retirement from his positions at Company and its subsidiaries and affiliates, which resignation is expected to become effective immediately prior to the Closing. Pursuant to the Executive Retirement and Transition Agreement, the Company has agreed to pay (i) a severance payment to Mr. Mowbray of $1,500,000 payable in thirty-six installments and (ii) COBRA medical premiums for a period of 18 months for Mr. Mowbray and his spouse. In addition, Mr. Mowbray agreed to provide consultation, advice and assistance in the transition and operation of the Company’s business as reasonably requested by the Company through May 31, 2026. The Retirement and Transition Agreement also includes standard indemnification, non-competition and non-solicitation provisions.

A copy of the Retirement and Transition Agreement is filed with this Current Report on Form 8-K as Exhibit 10.4 and is incorporated herein by reference. The foregoing description of the Retirement and Transition Agreement is qualified in its entirety by reference thereto.

In connection with the Closing and the planned retirement of the Chief Executive Officer, Nathan Bekke, the Company’s current Chief Operating Officer, is expected to step into the role of Interim Chief Executive Officer.

Credit Agreement Amendment

Concurrently with the execution of the Purchase Agreement, the Company entered into the Second Amendment to Credit Agreement (the “Credit Agreement Amendment”), which amended the Company’s existing Credit Agreement, dated January 29, 2020 (as amended by that Waiver and Amendment dated May 1, 2025), with BH Finance LLC (the “Lender”). The amendments set forth in the Credit Agreement Amendment are conditioned upon, and will become operative only upon, the Company’s receipt of the proceeds of the Private Placement at the Closing. Pursuant to the Credit Agreement Amendment, and effective upon the Closing, among other things, the parties agreed to: (i) for a period of five years following the Closing, reduce the applicable margin on the Company’s 25-year term loan from 9.00% to 5.00% (the “Interest Rate Reduction”), (ii) amend the definition of “Change of Control” to exclude the beneficial ownership of the Investors and their Affiliates and (iii) for a period of five years following the Closing, amend the definition of “Excess Cash Flow” such that the minimum amount of cash-on hand held by the Company before being deemed Excess Cash Flow would be equal to $64.0 million. If the Closing occurs, the Interest Rate Reduction is expected to result in interest savings of approximately $18 million annually and up to $90 million over the five-year period.

A copy of the Credit Agreement Amendment is filed with this Current Report on Form 8-K as Exhibit 10.5 and is incorporated herein by reference. The foregoing description of the Credit Agreement Amendment is qualified in its entirety by reference thereto.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure related to the Private Placement set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure related to the Retirement and Transition Agreement set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 7.01 Regulation FD.

On December 30, 2025, the Company issued a press release announcing the Private Placement, a copy of which is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

The information furnished by and incorporated by reference in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Important Additional Information

This communication is being made in regard to the Special Meeting and the related proposals. In connection therewith, the Company intends to file a preliminary proxy statement with the SEC. Once the preliminary proxy statement is declared effective, a definitive proxy statement will be mailed or otherwise made available through permissible means to the Company’s stockholders. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT ONCE AVAILABLE REGARDING THE PROPOSALS SET FORTH THEREIN AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSALS SET FORTH THEREIN. This Current Report on Form 8-K is not a substitute for the proxy statement or any other document that the Company may file with the SEC. Stockholders may obtain free copies of the proxy statement, any amendments or supplements thereto and other documents containing important information about the Company once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the “Investor Relations” section of the Company’s website (https://investors.lee.net/).

The Company and members of the Company’s board of directors, as well as certain existing stockholders participating in the Private Placement as described below, may be deemed to be “participants” under SEC rules in any solicitation of the Company’s stockholders in respect of the Company’s proposals set forth in the definitive proxy statement. Information regarding the directors and executive officers of the Company is set forth (i) in the Company's Annual Report on Form 10-K for its fiscal year ended September 28, 2025, filed with the SEC on November 26, 2025 (the “Annual Report”) and (ii) to the extent holdings of the Company’s securities by its directors or executive officers have changed since the amounts set forth in the Company’s Annual Report, such changes have been or will be reflected on Initial Statement of Beneficial Ownership of Securities on Form 3, Statement of Changes in Beneficial Ownership on Form 4, or Annual Statement of Changes in Beneficial Ownership on Form 5 filed with the SEC, including: Form 4 filed by Joseph Battistoni on December 18, 2025, Form 4 filed by Nathan Bekke on December 18, 2025, Form 4 filed by Astrid Garcia on December 18, 2025, Form 4 filed by Timothy Millage on December 18, 2025, and Form 4 filed by Kevin Mowbray on December 18, 2025.

Further information concerning certain persons, including with respect to their holdings, who may be deemed participants in the solicitation of the Company’s stockholders under the rules of the SEC will be set forth in the definitive proxy statement when it is filed with the SEC. You may obtain free copies of these documents through the website maintained by the SEC at https://www.sec.gov.

No Offer or Solicitation

This Current Report on Form 8-K does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. This Current Report on Form 8-K does not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Special Meeting.

Forward-Looking Statements

This communication includes forward-looking statements, including statements relating to the expected timing of the closing of the Private Placement (if at all), the use of proceeds of the Private Placement and the Credit Agreement Amendment and any expected interest savings as a result thereof. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “may,” “will,” “should,” “could,” “expect,” “intend,” “plan,” “anticipate,” “potential,” “outlook” or “shall,” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include the risks discussed in our filings with the SEC and the following: potential delays in consummating or the inability to consummate the Private Placement; the occurrence of any event, change or other circumstance that could give rise to the termination of the Purchase Agreement; failure to obtain Stockholder Approval; the effect of the pendency or completion of the Private Placement on the parties’ business relationships and business generally; changes in the Company’s corporate governance (including with respect to any new directors); competition and pricing pressures; and economic conditions generally. All forward-looking statements set forth in this communication are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Forward-looking statements set forth in this communication speak only as of the date hereof, and we do not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except to the extent required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	Stock Purchase Agreement, dated as of December 30, 2025, by and among the Company, David Hoffmann and the Other Investors party thereto.
10.2	Form of Registration Rights Agreement.
10.3	Form of Voting Agreement.
10.4	Executive Retirement and Transition Agreement, dated as of December 30, 2025, by and between the Company and Kevin Mowbray.
10.5	Second Amendment to Credit Agreement, dated as of December 30, 2025, by and between the Company and the Lender.
99.1	Private Placement Press Release, dated December 30, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain schedules and exhibits to this Exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to provide a copy of any omitted schedule or exhibit to the SEC or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 30, 2025

LEE ENTERPRISES, INCORPORATED

By:	/s/ Timothy R. Millage
Timothy R. Millage
Vice President, Chief Financial Officer and Treasurer